Exhibit 99.2

Eos Energy Enterprises, Inc. Prices Upsized $525,000,000 Convertible Senior Notes Offering

EDISON, N.J., Nov. 20, 2025 (GLOBE NEWSWIRE)—Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”) today announced the pricing of its offering of $525,000,000 aggregate principal amount of 1.75% convertible senior notes due 2031 (the “notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on November 24, 2025, subject to customary closing conditions. Eos also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75,000,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Eos and will accrue interest at a rate of 1.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The notes will mature on December 1, 2031, unless earlier repurchased, redeemed or converted. Before September 3, 2031, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after September 3, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Eos will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Eos’s election. However, unless and until Eos increases the number of authorized shares of its common stock, or otherwise increases the number of shares of its common stock available to settle conversions of the notes, and, in each case, reserves the required number of shares solely for issuance upon conversion of the notes, Eos will settle all conversions entirely in cash. The initial conversion rate is 61.3704 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $16.29 per share of common stock. The initial conversion price represents a premium of approximately 27.5% over the last reported sale price per share of Eos’s common stock on the Nasdaq Capital Market on November 19, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Eos’s option at any time, and from time to time, on or after December 5, 2028 and on or before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Eos’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Eos to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Eos estimates that the net proceeds from the Offering will be approximately $507.9 million (or approximately $580.5 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions. Eos intends to use the net proceeds from the Offering, together with the proceeds from the Concurrent Equity Offering (defined below), if it is consummated, (i) to repurchase a portion of Eos’s outstanding 6.75% convertible senior notes due 2030 (the “Existing 2030 Convertible Notes”) as described below; and (ii) for general corporate purposes.

Eos also announced today the pricing of its previously announced offering of 35,855,647 shares of its common stock, at an offering price of $12.78 per share in a registered direct offering to a limited number of purchasers (the “Concurrent Equity Offering”).

Concurrently with the pricing of the Offering, Eos entered into one or more separate, privately negotiated transactions with a limited number of holders of the Existing 2030 Convertible Notes to repurchase $200.0 million aggregate principal amount of the Existing 2030 Convertible Notes for an aggregate repurchase price of approximately $564.6 million, which includes accrued and unpaid interest on the Existing 2030 Convertible Notes to be repurchased (the “Repurchases”). The terms of each Repurchase depended on a variety of factors, including the market price of Eos’s common stock and the trading price of the Existing 2030 Convertible Notes at the time of such Repurchase, and the Repurchase is subject to closing conditions that may not be satisfied. Following the completion of the Offering, Eos may repurchase additional Existing 2030 Convertible Notes.

In connection with the Repurchases, certain holders of the Existing 2030 Convertible Notes that participated in these Repurchases may purchase or sell shares of Eos’s common stock in the open market or enter into or unwind various derivative transactions with respect to Eos’s common stock to unwind any hedge positions they may have with respect to the Existing 2030 Convertible Notes or to hedge or unwind their exposure in connection with these transactions. The amount of Eos’s common stock to be sold or purchased by such holders or the notional number of shares of Eos’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Eos’s common stock. These activities may adversely affect the trading price of Eos’s common stock and the trading price of the notes. Eos cannot predict the magnitude of such market activities or the overall effect they will have on the price of the notes or Eos’s common stock.

The completion of the Concurrent Equity Offering is conditioned upon the completion of the Offering. The completion of the Offering is not contingent on the completion of the Concurrent Equity Offering.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release shall not constitute an offer to sell, or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities, in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release also shall not constitute an offer to purchase or a solicitation of an offer to sell the Existing 2030 Convertible Notes.

About Eos Energy Enterprises

Eos is accelerating the shift to American energy independence with positively ingenious solutions that transform how the world stores power. The Company’s BESS features the innovative Znyth™ technology, a proven chemistry with readily available non-precious earth components, that is the pre-eminent safe, non-flammable, secure, stable, and scalable alternative to conventional lithium-ion technology. The Company’s BESS is ideal for utility-scale, microgrid, commercial, and industrial long-duration energy storage applications (i.e., 4 to 16+ hours), and provides customers with significant operational flexibility to effectively address current and future increased grid demand and complexity.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the Concurrent Equity Offering and separate repurchase of a portion of the Existing 2030 Convertible Notes. Forward-looking statements represent Eos’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the transactions and risks relating to Eos’s business, including those described in periodic reports that Eos files from time to time with the Securities and Exchange Commission. Eos may not consummate the transactions described in this press release and, if the proposed transactions are consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Eos does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contacts

Investors: ir@eose.com

Media: media@eose.com